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                                                                      EXHIBIT 24


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in (i) Registration Statements on Form S-16, File Nos. 2-51894, 2-55664, 2-63470 and 2-75654; (ii) Registration Statements on
Form S-8, File Nos. 2-77752, 33-10747, 33-24934, 33-33018, 33-54403, 33-54443
and 33-54555; (iii) Registration Statements on Form S-3, File Nos. 2-84910, 33-26314, 33-23880, 33-42698, 33-44871, 33-45091, 33-46999, 33-51115 and
33-54317; and (iv) Registration Statement on Form S-4, file No. 33-53255 of our report dated February 16, 1995, on the consolidated financial statements of K N Energy, Inc. and subsidiaries for the year ended December 31, 1994.

                                                         /s/ Arthur Andersen LLP


Denver, Colorado
  March 8, 1995.





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